Tamboran Resources Corporation ARBN 672 879 024 Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia +61 2 8330 6626 www.tamboran.com Second quarter activities report for period ended December 31, 2025 Highlights • In January 2026, Mr. Todd Abbott was appointed Chief Executive Officer (CEO) of Tamboran Resources Corporation. Mr. Abbott brings over two decades of upstream experience with a strong record of operational leadership, capital discipline, safety and stewardship. • In October 2025, Tamboran, on behalf of the Beetaloo Joint Venture (BJV), successfully completed the first batch drilling program in the Beetaloo Basin with the Shenandoah South 4H (SS-4H), -5H and -6H wells all successfully drilled and cemented with 10,000-foot horizontal sections in the Mid Velkerri B shale. • In December 2025, stimulation activities on the SS-6H well comprising 58 stages across a 10,009-foot (~3,050-metre) length was completed. • Strong progress was made on the construction of the Sturt Plateau Compression Facility (SPCF). The project was 78% completed at the end of January 2026. The SPCF construction remains on budget and on track to commence commissioning in 3Q 2026, subject to weather conditions. • The construction of the APA Group (ASX: APA) owned Sturt Plateau Pipeline (SPP) was completed during the quarter. The pipeline successfully passed pressure and hydro testing in January 2026 and is expected to be tied into the Amadeus Gas Pipeline imminently. • During the quarter, Tamboran raised US$67.4 million via a US$56.1 million public offer (before fees) at US$21.00 per share of Common Stock and an US$11.3 million Share Purchase Plan (SPP). The Public Offer was supported by leading energy technology company and new strategic partner, Baker Hughes. • In January 2026, Tamboran shareholders voted to approve a US$32.0 million Private Investment in Public Equity (PIPE) transaction. The PIPE transaction was completed in January 2026 and was supported by Mr. Bryan Sheffield, Tamboran’s Board and management, and existing shareholders. • As of December 31, 2025, the Company had a cash balance of US$90.9 million (including TBN’s 50% share of US$15 million in restricted cash) and drawn debt of US$16.3 million associated with the construction of the SPCF. Total undrawn debt of US$42 million for the completion of the SPCF (net Tamboran). • Tamboran received US$32 million following completion of the PIPE in January 2026 and expects to receive US$15 million relating to the acreage sale to DWE during 2026. Tamboran Resources Corporation Chief Executive Officer, Todd Abbott, said: “I am extremely excited for the opportunity to lead Tamboran into what I believe is going to be a period of significant growth for the Company. The year is shaping up to be Tamboran’s most active year in the Beetaloo Basin, with the Company participating in more than five well stimulations and the drilling of more than four wells across both the Beetaloo East and West depocenters. ANNOUNCEMENT February 11, 2026 Tamboran Resources Corporation (NYSE: TBN; ASX: TBN)

2 “Importantly, we are tracking towards first gas sales from the Beetaloo Basin during 3Q 2026 with the team actively progressing construction activities on the SPCF and SPP, both of which remain on schedule and budget. This will be a significant milestone for the Northern Territory, given it will provide initial royalties for Native Title Holders and the NT Government and energy security to Territorians. “We thank our shareholders for their support in the recent capital raise, which leaves Tamboran well-funded to deliver first gas from the SS Pilot Project in 3Q 2026.” Shenandoah South Pilot Project Tamboran 47.5 per cent working interest in 20,309 acres and operator of the Northern Pilot Area1 In October 2025, Tamboran announced all three wells had successfully been drilled and cemented with 10,000-foot horizontal sections within the primary Mid Velkerri B shale target. The three wells were drilled with an average spud-to-target depth (TD) of less than 27 days and the total program, including the cementing operations, was completed nine days ahead of schedule and below budget. The program was delivered with increased efficiency driven by the application of new Baker Hughes anti-vibration drilling technology. During the quarter, 58 stages were successfully stimulated across a 10,009-foot (~3,050-metre) horizontal length within the Mid Velkerri B shale of the SS-6H well. The program was executed with the Liberty Energy (NYSE: LBRT) frac fleet. The design was further optimized during the campaign, resulting in an increase in stage spacing from 164 feet (~50 metres) to 196 feet (~60 metres), reducing the total number of stages. During the cleaning out of the well, it was determined that the final 1,374-foot (~419-metre) section, representing ~14% of the horizontal section from the toe may experience impeded flow due to an equipment issue. In early January 2026, the well was shut-in for a 60-day extended soaking period ahead of the commencement of flow testing over a 30-day period. IP30 flow results are expected to be announced during 2Q 2026. At the end of the year, activities were successfully conducted to recover the coil tubing from the vertical section of the SS-4H well. With the reinforcement of the SS-3H well successfully complete, the remaining three 10,000-foot (3,048- metre) wells (SS-3H, -4H and -5H) are suspended ahead of a planned stimulated campaign commencing in 2Q 2026. Construction of the SPCF, a 50/50 joint venture with DWE, continued during the quarter with structural, mechanical and piping installation progressing to schedule. By the end of January 2026, the project was 78% complete, on schedule and within budget. The SPCF construction cost is being funded via the SPCF syndicated debt facility, which was announced on September 30, 2025. During the quarter, Tamboran and DWE commenced a sales process of the SPCF. Tamboran expects to announce an update to the process during 1H 2026. 1 Subject to the completion of the SS-2H ST1 and SS-3H wells on the Shenandoah South pad 2. Tamboran expects to increase ownership of the proposed Northern Pilot Area to 50% following completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

3 Tamboran and DWE plan to commence Concept Select studies for the expansion of the SPCF to up to 100 terajoules per day (~98 MMcf/d). Concept Select is planned to evaluate project cost, gas sale volumes and supply reliability. The expansion project is subject to customary approvals. The construction of the APA-owned SPP, the pipeline connecting the SPCF to the APA-owned Amadeus Gas Pipeline (AGP), was completed during 4Q 2025. The pipeline successfully passed strength and hydro testing during early 2026 ahead of tie-in to the AGP and final rehabilitation activities. The program remains within budget and on schedule. First sales from the SS Pilot Project remains on track for 3Q 2026, subject to weather conditions. Tamboran 38.75 per cent working interest in 20,309 acres and non-operator of the Southern Pilot Area2 During the quarter, Tamboran and DWE progressed planning for a two well drilling program on SS1 well pad in the DWE-operated Southern Pilot Area. The two commitment wells are planned to be drilled with 10,000-foot horizontal sections targeting the Mid Velkerri B Shale as backfill wells to maintain plateau production of ~40 MMcf/d under the Northern Territory Government Gas Sales Agreement. Drilling is planned to commence during 2Q 2026 using the Helmerich & Payne (H&P) super-spec FlexRig® Flex 3 Rig. The well is planned to be stimulated using the Liberty frac fleet during 2H 2026. EP 161 Santos 75 per cent working interest and operator, Tamboran 25 per cent working interest During the December 2025 quarter, the operator of the EP 161 permit, Santos, contracted the Ensign 971 rig to drill the Jibera South 1H and Newcastle South 1H wells. Both wells are planned to be drilled with 10,000-foot (~3,000- metre) horizontal sections targeting the Mid Velkerri B Shale. The project is planned to commence in 3Q 2026. Both wells are planned to be stimulated and flow tested across up to 60 stages per well. EP 136, EP 143 and EP(A) 197 Tamboran 100 per cent working interest and operator During the quarter, Tamboran progressed approvals, scouting and surveying activities in preparation for the acquisition of a 2D seismic survey in 2026. 2 Tamboran expects to increase ownership of the proposed Southern Pilot Area to 50% following completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

4 Commercial and Corporate Appointment of Mr. Todd Abbott as Chief Executive Officer In January 2026, Tamboran announced that Mr. Todd Abbott was appointed as Tamboran’s new Chief Executive Officer (CEO), effective from January 15, 2026. Mr. Abbott brings over 25 years of upstream experience with a strong record of operational leadership, capital discipline, safety and stewardship. Todd’s background at Seneca, Marathon and Pioneer demonstrates an ability to improve productivity while lowering costs, aligning with Tamboran’s focus on safe and efficient execution and delivering value for shareholders from our Beetaloo Basin development. Chairman and Interim CEO, Dick Stoneburner will remain as Chairman of Tamboran. Completed Public Offer to raise US$56.1 million (pre-fees) In October 2025, Tamboran raised US$56.1 million via the issuance of 2,673,111 shares of Common Stock at the Public Offer price of US$21.00 per share. The underwriters exercised their option to purchase an additional 348,666 shares of Common Stock at the Public Offer price from the Company on October 23, 2025. The Public Offer was supported by cornerstone investors, including a US$10 million investment from new Strategic Partner, Baker Hughes, a leading energy technology company. Baker Hughes will provide industry-leading oil field services (OFS) and equipment while supporting optimization and efficiency initiatives in Tamboran’s initial development. RBC Capital Markets, LLC, Wells Fargo Securities, LLC, and BofA Securities acted as joint book-running managers of the Public Offering. PIPE to raise up to US$32.0 million In January 2026, Tamboran shareholders approved the US$32 million PIPE transaction, which was announced in October 2025. Shares of Common Stock were issued at US$21.00 per share of Common Tock, the same price as the Public Offer. The PIPE completed in January 2026 and was supported by a US$6.6 million investment from Tamboran’s largest shareholder, Mr. Bryan Sheffield, and Mr. Scott Sheffield, a member of the Company’s Board of Directors. Share Purchase Plan In December 2025, Tamboran successfully raised A$17.4 million (US$11.3 million) via a SPP to eligible shareholders at A$0.162 per CHESS Depository Interest (CDI), the same equivalent price as the Public Offer and PIPE.

5 Proposed acquisition of Falcon Oil & Gas Ltd (Falcon) During the quarter, Falcon Oil & Gas Australia Limited (FOGA) shareholders approved the sale by Falcon Oil & Gas Ltd. (Falcon) of Falcon’s 98.1% interest in FOGA to Tamboran. The acquisition of Falcon’s 98.1% interest in FOGA will provide Tamboran with the option of compulsorily acquiring the 1.9% interest in FOGA held by minority shareholders. The acquisition forms part of a broader transaction announced on September 30, 2025, whereby Tamboran acquires all the subsidiaries of Falcon, subject to certain shareholder and regulatory approvals. Following closing of the broader transaction, Tamboran intends to proceed with the compulsory acquisition of the 1.9% interest in FOGA at a price per share no less than the price being paid to Falcon as part of the broader transaction. Shareholder votes from Tamboran and Falcon to approve the broader transaction are expected to be held in March 2026. The broader transaction is expected to be complete in early March 2026 following Falcon obtaining a final court order in British Columbia, Canada. Capital Structure At the end of the quarter, Tamboran had total cash on hand of US$90.9 million (excluding US$7.5 million of DWE’s net share of restricted cash). Total of US$16.2 million (net) in drawn debt, with US$42 million undrawn. The current capital structure, as at the date of this report, is as follows: 14,442,292 Common Stock 1,639,444,200 CHESS Depositary Interests 200:1 (equivalent to 7,571,772 Common Stock) 22,639,513 Total equivalent Common Stock (4,527,902,600 equivalent CDIs at 200:1) 18,151,222 CDI Options fully vested (unlisted) 35,850,000 CDI Options unvested and subject to milestones (unlisted) 793,894 Restricted Stock Units Changes to the capital structure from the previous quarter include: • Issuance of 107,558,800 CDIs (537,794 Common Stock equivalent) from Share Purchase Plan. • Issuance of 9,162,200 CDIs (45,811 Common Stock equivalent) to Board and Management under the Restricted Share Unit (RSU) incentives.

- Issuance of 37,662 Common Stock to Board and Management under the RSU incentives.
- Issuance of 1,524,377 Common Stock from the completion of the PIPE transaction.
- Conversion of 96,723 Common Stock to CDIs (19,344,600 increase in CDIs).
- 65,320 Restricted Stock Units Awarded to incoming CEO under the employee incentive scheme
- 728,574 Restricted Stock Units Award to employees under the employee incentive scheme.

Permits

At the end of the quarter, Tamboran and its subsidiaries held the following petroleum permits:

Exploration Permit	Location	Working Interest
Proposed Northern Pilot Area	Beetaloo Basin, Northern Territory	*47.50%*,(1),(2),(3)*
Proposed Southern Pilot Area	Beetaloo Basin, Northern Territory	*38.75%(1),(3)*
Proposed Phase 2 Development Area	Beetaloo Basin, Northern Territory	*58.12%*,(1),(4)*
Proposed Retention Lease 10 (RL10)	Beetaloo Basin, Northern Territory	*67.83%*,(1),(5)*
Remaining ex-EP 76, 98 and 117 acres	Beetaloo Basin, Northern Territory	*77.50%*,(1),(6)*
EP 161	Beetaloo Basin, Northern Territory	*25.0%*
EP 136	Beetaloo Basin, Northern Territory	*100.0%**
EP 143	Beetaloo Basin, Northern Territory	*100.0%**
EP(A) 197	Beetaloo Basin, Northern Territory	*100.0%**

**Denotes operator.*
(1) Subject to the completion of certain conditions precedent and regulatory approvals. These areas position are within the EP 76, 98 and 117 permits
(2) Subject to the completion of the SS-2H ST1 and SS-3H wells on the Shenandoah South pad 2. Note, Falcon have nominated zero participation in the SS-4H, 5H and 6H wells, which will increase Tamboran's working interest in the proposed Northern Pilot Area on completion of the stimulation of the wells.
(3) Tamboran expects to increase ownership of the proposed Northern and Southern Pilot Areas to 50% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(4) Tamboran expects to increase ownership of the Phase 2 Development Area to 78% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(5) Tamboran expects to increase ownership of the proposed RL10 to 92% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.
(6) Tamboran expects to increase ownership of the remaining ex-EP 76, 98 and 117 acres to between 12.5% and 22.5% following the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP.

6

7 Announcements This Quarterly Activities Report contains information reported in the following announcements released during and subsequent to the reporting period: October 15, 2025 Tamboran completes largest Beetaloo drilling program October 23, 2025 Public Offering of Common Stock October 27, 2025 Tamboran Announces Close of Public Offering December 15, 2025 Operational Update Completion of SS-6H Stimulation January 6, 2026 Falcon Oil & Gas Australia Limited approve sale to Tamboran January 12, 2026 Appointment of Mr. Todd Abbott as Chief Executive Officer This announcement was approved and authorised for release by Todd Abbott, the Chief Executive Officer of Tamboran Resources Corporation. For further information, please contact: Investor enquiries: Chris Morbey, Vice President – Corporate Development and Investor Relations +61 2 8330 6626 Investors@tamboran.com Media enquiries: +61 2 8330 6626 Media@tamboran.com About Tamboran Resources Corporation Tamboran Resources Corporation (NYSE/ASX: TBN) is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.

8 Figure 1: Tamboran’s Beetaloo Basin asset location map. Note: Working interests and proposed permit boundaries on the map are subject to the completion of the acquisition of Falcon Oil & Gas Ltd. and the proposed acreage swap with Daly Waters Energy, LP. Beetaloo East Beetaloo West SS-2H ST1, -3H, -4H, -5H & -6H SS-1H, -7H & -8H

9 Disclaimer Tamboran makes no representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward-looking statement or any outcomes expressed or implied in any forward-looking statement. The forward- looking statements in this report reflect expectations held at the date of this document. Except as required by applicable law or the ASX Listing Rules, Tamboran disclaims any obligation or undertaking to publicly update any forward-looking statements, or discussion of future financial prospects, whether as a result of new information or of future events. The information contained in this announcement does not take into account the investment objectives, financial situation or particular needs of any recipient and is not financial product advice. Before making an investment decision, recipients of this announcement should consider their own needs and situation and, if necessary, seek independent professional advice. To the maximum extent permitted by law, Tamboran and its officers, employees, agents and advisers give no warranty, representation or guarantee as to the accuracy, completeness or reliability of the information contained in this presentation. Further, none of Tamboran nor its officers, employees, agents or advisers accept, to the extent permitted by law, responsibility for any loss, claim, damages, costs or expenses arising out of, or in connection with, the information contained in this announcement. Note on Forward-Looking Statements This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “participate,” “progress,” “conduct” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government

10 approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.